UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 2, 2025

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.002 per share	MRVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 2, 2025, the Company announced that it entered into a definitive agreement to acquire Celestial AI Inc. In connection with this acquisition, which is subject to customary closing conditions, the Company entered into a Transaction Agreement with Amazon.com, Inc. (“Amazon”, including its affiliates) and related Warrant, under which the Company issued to Amazon a warrant (the “Warrant”) to acquire up to 1,045,171 shares (the “Warrant Shares”) of Company common stock (the “Common Stock”). The Warrant Shares vest based on Amazon’s purchases of photonic fabric products, indirectly or directly, through December 31, 2030.

Subject to certain conditions, including vesting, the Warrant may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before December 2, 2031, at a purchase price per share of Common Stock equal to $87.0029 (the “Exercise Price”). The Exercise Price and the Warrant Shares issuable are subject to customary antidilution adjustments.

The Transaction Agreement includes customary representations, warranties and covenants of the parties and sets forth certain provisions relating to Amazon’s equity interest in the Company.

The Warrant and the Warrant Shares have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: December 2, 2025	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary